Exhibit 99.1

One Medical Completes Acquisition of Iora Health

SAN FRANCISCO – September 1, 2021 – One Medical (1Life Healthcare, Inc., Nasdaq: ONEM), a leading human-centered and technology-powered national primary care organization, today announced it has completed the acquisition of Iora Health, a human-centered, value-based primary care organization with built-for-purpose technology focused on serving Medicare populations.

“One Medical is now even better positioned to deliver better health, better care, and lower costs across every stage of life,” said Amir Dan Rubin, Chair & CEO of One Medical. “One Medical will extend its reach from children and adults to even more seniors, across 28 existing and announced combined geographies encompassing approximately 40% of the U.S. population, with a national potential addressable market of approximately $870 billion. One Medical’s demonstrated ability to delight and attract members, enable improved health outcomes, reduce the cost of care, and simultaneously deliver results for multiple key stakeholders will now be extended further in pursuit of our mission to transform healthcare.”

“One Medical and Iora have common mission-driven cultures, built-for-purpose technologies for our respective care models, and best-in-class teams, including salaried providers. In joining with One Medical, we can now deliver the best care and value to more people and in more geographies across the U.S.” said Rushika Fernandopulle, Co-Founder of Iora Health and Chief Innovation Officer of One Medical.

As of July 31, 2021, Iora took care of approximately 39,000 total patients, including 31,000 At-Risk members, 3,000 Consumer and Enterprise members, and 5,000 Other Patients.

Transaction Details

Pursuant to the merger agreement previously announced on June 7, 2021, One Medical issued or has reserved for issuance approximately 56 million shares in the transaction (including shares underlying options).

Financial Outlook

One Medical provides forward-looking guidance on membership count, revenue, care margin, and adjusted EBITDA. Care margin and adjusted EBITDA are non-GAAP measures. With the completion of the acquisition of Iora, One Medical is providing an update with regards to the third quarter 2021 and fiscal year 2021 outlook as set forth below. This update includes the contribution of Iora to One Medical’s financial results beginning September 1, 2021 to the third quarter 2021 and fiscal year 2021 outlook.

	Three Months Ending September 30, 2021		Twelve Months Ending December 31, 2021
In $ millions, except membership data	Low	High	Low	High
Consumer & Enterprise Members (1)	660,000	665,000	685,000	690,000
At-Risk Members (2)	31,000	32,000	32,000	33,000
Total Members (3)	691,000	697,000	717,000	723,000
One Medical Revenue	$113	$120	$475	$485
Iora Health Revenue	$27	$28	$111	$114
Total Revenue	$140	$148	$586	$599

Care Margin	-	-	$171	$180
Adjusted EBITDA	-	-	$(40)	$(45)

(1)    A Consumer & Enterprise member is a person who has registered with One Medical and has paid for membership for a period of at least one year or whose membership has been sponsored by an enterprise or other third party under an agreement having a term of at least one year. Consumer & Enterprise members do not include virtual-only One Medical Now users and any temporary users as part of One Medical’s community service. Consumer & Enterprise members provided above include a projected contribution of approximately 3,000 members from Iora.

(2)     An At-Risk member is a person for whom One Medical is financially responsible for managing the member’s healthcare costs, for example through Medicare Advantage or Medicare Direct Contracting.

(3)    Total Members exclude approximately 20,000 Other Patients as of July 31, 2021. “Other Patient” refers to a person who is neither a Consumer & Enterprise member nor an At-Risk member, and who has received digital or in-person care through One Medical over the last twelve months. Other Patients include a projected contribution of approximately 5,000 Other Patients from Iora.
at least one year or whose membership has bee
Membership data is rounded to thousands. Management has not reconciled forward-looking non-GAAP care margin and adjusted EBITDA to their most directly comparable GAAP measures of loss from operations and net loss, respectively. This is because we cannot predict with reasonable certainty and without unreasonable efforts the ultimate outcome of certain GAAP components of such reconciliations, including market-related assumptions that are not within our control, certain legal or advisory costs or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of the future directly comparable GAAP measures. See below for additional important disclosures regarding our non-GAAP financial measures. Our definition of adjusted EBITDA has been revised from our previous reports of adjusted EBITDA to also adjust for certain legal or advisory costs prospectively from the first quarter of 2021, and adjust for acquisition and integration costs prospectively from the second quarter of 2021.

Non-GAAP Financial Measures

Care Margin: We define care margin as loss from operations excluding depreciation and amortization, stock-based compensation, general and administrative expense and sales and marketing expense. We consider care margin to be an important measure to monitor our performance, specific to the direct costs of delivering care. We believe this margin is useful to measure whether we are controlling third party medical and our direct expenses included in the provision of care sufficiently and whether we are effectively pricing our services.

Adjusted EBITDA: We define adjusted EBITDA as net income (loss) excluding interest income, interest expense, depreciation and amortization, stock-based compensation, change in the fair value of our redeemable convertible preferred stock warrant liability, provision for (benefit from) income taxes, certain legal or advisory costs, and acquisition and integration costs that the Company does not consider to be expenses incurred in the normal operation of the business. Such legal or advisory costs may include but are not limited to expenses with respect to evaluating potential business combinations, legal investigations, or settlements. Acquisition and integration costs include expenses incurred in connection with the closing and integration of acquisitions, which may vary significantly and are unique to each acquisition. We made this update to prospectively exclude from our presentation certain legal or advisory costs from the first quarter of 2021 and acquisition and integration costs from the second quarter of 2021, because amounts incurred in the prior periods were insignificant. We report adjusted EBITDA because it is an important measure upon which our management assesses and believes investors should assess our operating performance. We consider adjusted EBITDA to be an important measure because it helps illustrate underlying trends in our business and our historical operating performance on a more consistent basis.
We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison.

Available Information

One Medical intends to use its Company website (including its Investor Relations website) as well as its Facebook, Twitter and LinkedIn accounts as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations, financial condition, business strategy and plans and objectives of management for future operations and statements about One Medical's agreement to acquire Iora Health, Inc., are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions.
Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: our ability to timely and successfully achieve the anticipated benefits and potential synergies of the transaction; the strength of the One Medical brand; member satisfaction with our services and support; the effects of the COVID-19 pandemic and related self-isolation and quarantine measures on our business, revenue, future growth and results of operations; anticipated membership growth and revenue potential from our members; our ability to retain members; our ability to successfully introduce and drive adoption of new products; changes in the pricing we offer our members; our relationships with our health network partners and enterprise clients and any changes to, accommodations in or terminations of our contracts with the health network partners or enterprise clients; our ability to improve cost of care and margins, including timing and expenses of new office openings and entry into new geographic markets; changes in laws or regulations; our involvement in existing and potential litigation, including medical malpractice claims and consumer class actions; any governmental investigations or inquiries, including those related to COVID-19 vaccine administration or challenges to our relationships with the One Medical PCs under the administrative services agreements; our strategic plan; our financial outlook; our focus areas for investment and our investments; announcements by us or our competitors of business or strategic developments; and our overall business trajectory. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the Quarter ended June 30, 2021. These filings, when available, are available on the investor relations section of our website at investor.onemedical.com and on the SEC’s website at www.sec.gov.

About One Medical

One Medical is a membership-based and technology-powered primary care platform with seamless digital health and inviting in-office care, convenient to where people work, shop, live, and click. Our vision is to delight millions of members with better health and better care while reducing costs. Our mission is to transform health care for all through our human-centered, technology-powered model. Headquartered in San Francisco, 1Life Healthcare, Inc. is the administrative and managerial services company for the affiliated One Medical physician owned professional corporations that deliver medical services in-office and virtually. 1Life and the One Medical entities do business under the “One Medical” brand.

About Iora Health

Iora Health is building a different kind of health system to deliver high impact relationship-based care. With a mission to restore humanity to health care and a goal to transform healthcare overall, Iora Health’s care model provides extraordinary service to patients to enable improved health outcomes while lowering overall health costs. Our patients enjoy the benefits of better access to care, office- and non-office-based encounters (e.g. phone, text messages, and email), an accessible and transparent medical record, and robust educational offerings. Our practices across the U.S. enjoy the benefits of smaller panel sizes, closer relationships with patients, and the opportunity to lead systemic change in health care delivery while working with a true team.

Media Contact:
Kristina Skinner, One Medical
Senior Director of External Communications
press@onemedical.com
650-743-5187

Investor Contact:
Bob East or Asher Dewhurst, Westwicke
onemedical@westwicke.com
443-223-0500